Exhibit 10.32
ROCKWELL MEDICAL, INC.

AMENDED AND RESTATED STATEMENT OF COMPANY POLICY PROHIBITING INSIDER TRADING

Because the common stock of Rockwell Medical, Inc. (the “Company”) is publicly traded on the NASDAQ, there are certain important restrictions and limitations imposed on you under the federal securities laws. Any violation of these restrictions may subject the Company and you to serious criminal and civil liabilities and sanctions. Such a violation would also severely damage the Company’s reputation and business relationships. This Policy applies to all personnel at every level of the Company and any of its subsidiaries.

Prohibition against Trading on or Disclosing Material Nonpublic Information. It is the policy of the Company that all employees, officers and directors, and other persons that the Company may also determine should be subject to this Policy, such as contractors or consultants who have access to material nonpublic information (such persons, together with employees, officers and directors, “Company Personnel”) who become aware of any material information relating to the Company that has not been made available to the general public by press release or otherwise, as well as their immediate family members, other individuals in their household, and any family members who do not live in their household but whose transactions in Company securities are directed by them or are subject to their influence or control (“Family Members”), and corporations or other business entities controlled or managed by such persons, and trusts or other entities for which any such person is the trustee or in which any such person has a beneficial or pecuniary interest (“Controlled Entities,” and together with Company Personnel and Family Members, “Insiders”), are prohibited from purchasing, selling, gifting, or otherwise trading Company stock. In addition, Insiders may not convey material nonpublic information about the Company to others, or suggest that anyone purchase, sell, gift, or otherwise trade any the Company’s securities while aware of material nonpublic information.

Material information may include, without limitation, changes in control or sale of all or part of the Company’s business, a potential acquisition of another business or property, the opening of a new facility, a potential change in management, auditors, or the board of directors, internal financial information, extraordinary borrowing or liquidity problems, changes in dividend policies or the declaration of a stock split or the proposed or contemplated issuance, redemption, or repurchase of securities, a potential significant new customer contract (or loss of an existing significant customer contract), a new potentially significant cybersecurity risk or cybersecurity incident, major environmental incidents, the interruption of aspects of a company’s business as a result of accident, fire, natural disaster, or breakdown of labor negotiations or any major shutdown, a material development in the FDA approval process, institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings, or an important financing transaction. This list is merely illustrative. Any information, positive or negative, which might affect the Company’s stock price or otherwise might be of significance to an investor in determining whether to purchase, sell or hold the Company’s stock should be considered “material.” Nonpublic information is information that is not generally known or available to the public. We consider information to be available to the public only when it has been released to the public by the Company through appropriate channels (e.g., by means of a press release, a filing with the SEC or a widely disseminated statement from a senior officer) and enough time has elapsed to permit the investment market to absorb and evaluate the information. As a general rule, you should consider information to be nonpublic until two full trading days have lapsed following public disclosure. The fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to be considered widely disseminated even when the information is accurate.

For purposes of this Policy, references to “trading” and “transactions” includes, among other things: purchases and sales of Company securities in public markets; sales of Company securities obtained through the exercise of employee stock options granted by the Company; making gifts of Company securities; and using Company securities to secure a loan. Conversely, references to “trading” and “transactions” do not include: the exercise of Company stock options if no shares are to be sold or if there is a “net exercise” (e.g., where the Company withholds shares to satisfy tax obligations); the vesting of Company stock options or the delivery of shares upon vesting/settlement of restricted stock and/or restricted stock units; transferring shares to an entity that does not involve a change in the

Exhibit 10.32
beneficial ownership of the shares (for example, transferring shares from one brokerage account to another brokerage that you control); sales of the Company’s securities as a selling stockholder in a registered public offering, including a “synthetic secondary” offering, in accordance with applicable securities laws; and any other purchase of Company securities from the Company or sales of Company securities to the Company in accordance with applicable securities and state laws. In addition, transactions in mutual funds that are invested in Company securities are not transactions subject to this Policy as long as (i) the Insider does not control the investment decisions on individual stocks within the fund or portfolio and (ii) Company securities do not represent a substantial portion of the assets of the fund or portfolio.

“Restricted Persons” of the Company, which includes directors, officers and employees who regularly have access to material non-public information as part of their job duties , as well as their Family Members and Controlled Entities, are subject to blackout periods during which no trading in the Company’s securities is permitted. Such blackout periods are in effect during the period beginning at the close of the market fifteen (15) calendar days prior to the end each fiscal quarter and ending at the close of business on the second trading day following the date the Company's financial results for such fiscal quarter are publicly disclosed. From time to time, other types of material non-public information regarding the Company (such as negotiation of mergers, acquisitions or dispositions or new product developments) may be pending and not be publicly disclosed. While such material non-public information is pending, the Company may impose special blackout periods during which Restricted Persons and others are prohibited from trading in the Company's securities. If the Company imposes a special blackout period, it will notify the affected Company Personnel. These trading restrictions do not apply to transactions executed under a written trading plan in accordance with Rule 10b5-1 and our 10b5-1 Plan Parameters (a “10b5-1 Plan”) that is approved by the General Counsel. Such 10b5-1 Plans must be pre-cleared in accordance with the procedures described below. The Company’s 10b5-1 Plan Parameters are attached hereto as Exhibit A.

The period of time in between blackout periods is called a trading window. Because Restricted Persons are likely to obtain material non-public information on a regular basis, the Company requires all such persons to refrain from trading or establishing, modifying, or terminating a 10b5-1 Plan, even during a trading window, without first pre-clearing all transactions (including a purchase, sale, or gift) in the Company's securities with the General Counsel (or, in the case of the General Counsel, the Chief Executive Officer) using a Preclearance Request form. All Preclearance Request Forms must be submitted at least two business days in advance of the proposed transaction. If a transaction is approved, the transaction must be executed by the end of the second full trading day after the approval is obtained, but regardless may not be executed if the Restricted Person acquires material nonpublic information concerning the Company during that time. If a transaction is not completed within the period described above, the transaction must be approved again before it may be executed.

Certain transactions in the Company’ securities are prohibited, even during a trading window. Restricted Persons may not engage in short-term trading (generally defined as selling Company securities within six months following a purchase); sell the Company's securities short; buy or sell puts or calls or other derivative securities on the Company's securities; hold Company securities in a margin account or pledge Company securities as collateral for a loan; or enter into hedging or monetization transactions or similar arrangements with respect to Company securities.

It is also the policy of the Company that Insiders who become aware of any material nonpublic information in the course of their employment, service or relationship with the Company relating to any other company, such as the Company’s customers, may not trade in that company’s securities, convey such information to others, or suggest that anyone purchase, sell, gift, or otherwise trade in that company’s securities, until the information becomes public or is no longer material.

From time to time, the Company may engage in transactions in its own securities. It is the Company’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Company securities.

Exhibit 10.32
Confidentiality. It is the policy of the Company that all Insiders must keep strictly confidential all material nonpublic information that such persons learn regarding the Company (and all material nonpublic information that such persons learn in the course of their employment, service, or relationship with the Company relating to any other company).

Employees who violate this Policy may be subject to disciplinary action by the Company, up to and including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the Compliance Officer (currently, the General Counsel) and must be provided before any activity contrary to the above requirements takes place.

All Company Personnel will be required to certify their understanding of and intent to comply with this Policy periodically.

This Policy will continue to apply to an Insider’s transactions in Company securities after employment, service, or relationship with the Company has terminated until such time as you are no longer aware of material nonpublic information or until that information has been publicly disclosed or is no longer material.

If you have any doubts as to your responsibilities under this Policy, seek clarification and guidance from the General Counsel, before you act. Do not try to resolve uncertainties on your own. Rockwell Medical, Inc. expects the strictest compliance with these procedures by all personnel at every level.

Exhibit 10.32
ACKNOWLEDGEMENT AND CERTIFICATION
I certify that:
1.I have read and understand the Amended and Restated Statement of Company Policy Prohibiting Insider Trading (the “Policy”) of Rockwell Medical, Inc. (the “Company”).
2.I understand that the General Counsel is available to answer any questions I have regarding the Policy.
3.Since the date the Policy became effective, or such shorter period of time that I have been with the Company, I have complied with the Policy.
4.I will continue to comply with the Policy for as long as I am subject to the Policy.

_____________________________ Signature	__________________________ Date
_____________________________ Name (Please Print)

Exhibit 10.32
Rockwell Medical, Inc. 10b5-1 Plan Parameters

Capitalized terms used in these 10b5-1 Plan Parameters without definition have the meaning set forth in the Amended and Restated Statement of Company Policy Prohibiting Insider Trading (the “Policy”) of Rockwell Medical, Inc. (the “Company”).

Entry Into a 10b5-1 Plan
•Requires preclearance under the Policy.
•Preclearance Request Forms must be submitted at least two business days in advance.
•Must occur during the trading window (if applicable to the Insider) and when the Insider is not in possession of material nonpublic information.
•Requires approval of the 10b5-1 Plan document by the General Counsel (or, in the case of the General Counsel, the Chief Executive Officer).
Instructions
•Any 10b5-1 Plan adopted by any Insider must be in writing, signed, and either:
ospecify the amount, price and date of the sales (or purchases) of Company securities to be effected;
oprovide a formula, algorithm or computer program for determining when to sell (or purchase) the Company securities, the quantity to sell (or purchase) and the price; or
odelegate decision-making authority with regard to these transactions to a broker or other agent without any material nonpublic information about the Company or its securities.
•For the avoidance of doubt, Insiders may not subsequently influence how, when, or whether to effect purchases or sales with respect to the securities subject to an approved and adopted 10b5-1 Plan.
No Hedging
•Insiders may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the 10b5-1 Plan and must agree not to enter into any such transaction while the 10b5-1 Plan is in effect.
Good Faith Requirements
•Insiders must enter into the 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).
•Insiders must act in good faith with respect to the 10b5-1 Plan for the entirety of its duration.
Certification Requirements
•Directors and officers (as defined in Rule 16a-1(f) under the Exchange Act, as amended, “Section 16 Officers,” and together with directors, “Section 16 Persons”) and their Family Members and Controlled Entities that enter into 10b5-1 Plans must certify that they are: (1) not aware of any material nonpublic information about the Company or

Exhibit 10.32
Company securities; and (2) adopting the 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1 under the Exchange Act.
Cooling Off Period
•The first trade under a 10b5-1 Plan may not occur until the expiration of a cooling off period as follows:
oFor Section 16 Persons (as well as their Family Members and Controlled Entities), the later of (1) two business days following the filing of the Company’s Form 10-Q or Form 10-K for the completed fiscal quarter in which the 10b5-1 Plan was adopted and (2) 90 calendar days after adoption of the 10b5-1 Plan; provided, however, that the required cooling-off period shall in no event exceed 120 days.
oFor other Insiders, 30 calendar days after adoption of the 10b5-1 Plan.
•As discussed further below, the cooling off period applies to certain 10b5-1 Plan modifications as well.
Overlapping Plans
•An Insider may not enter into overlapping 10b5-1 Plans (subject to certain exceptions).
•Please consult the General Counsel with any questions regarding overlapping 10b5-1 Plans.
Single-Trade Plans
•An Insider may not enter into more than one 10b5-1 Plan designed to effect the open-market purchase or sale of the total amount of securities as a single transaction during any rolling 12-month period (subject to certain exceptions).
•A single-transaction plan is “designed to effect” the purchase or sale of securities as a single transaction when the terms of the plan would, for practical purposes, directly or indirectly require execution in a single transaction.
Modification
•Requires preclearance under the Policy;
•Must occur during a trading window (if applicable to the Insider) and when the Insider is not in possession of material nonpublic information;
•Must receive approval from the General Counsel under the Policy; and
•Any modification to the amount, price, or timing of the purchase or sale of the securities underlying the 10b5-1 Plan will be deemed to be a termination of the current 10b5-1 Plan and creation of a new 10b5-1 Plan and will be subject to all requirements set forth above regarding the adoption of a new 10b5-1 Plan.
Termination
•Requires preclearance under the Policy.
•Seller should discuss with personal legal advisor.
•Must receive approval from the General Counsel under the Policy.
•It is advisable to terminate a 10b5-1 Plan only under extraordinary circumstances.